UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                          SCHEDULE 14C INFORMATION

          INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                      DEFINITIVE INFORMATION STATEMENT

                              Inncardio, Inc.
              (Name of Registrant as Specified In Its Charter)

                          4764 South 900 East, #3A
                         Salt Lake City, Utah 84117
                                801-273-9300
                        SEC File Number:  000-28727

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                              INNCARDIO, INC.

                         NOTICE OF CORPORATE ACTION
                       BY WRITTEN SHAREHOLDER CONSENT
                WITHOUT SPECIAL MEETING OF THE SHAREHOLDERS


     This Information Statement is furnished to shareholders of Inncardio, Inc., a Utah corporation, (the "Company") in connection with certain corporate actions approved by the majority consent of shareholders. The corporate actions approved by the majority consent of shareholders will be effective, July 27, 2006, twenty days after the mailing of this information statement to shareholders. The corporate action was unanimously approved and recommended by the board of directors of Inncardio who obtained the consent of the majority of Inncardio's shareholders to the proposals.

     The corporate actions involve proposals (hereafter the "Proposals") providing for the following matters.

     1. A recapitalization pursuant to which the issued and outstanding shares of the Company's common stock will be reverse split, or consolidated, on a one hundred (100) to one (1) basis so that shareholders will receive one (1) share of the Company's common stock for one hundred
(100) shares now held.

     2. The amendment to the articles of incorporation of the Company to change the name of the Company to a name chosen by the board of directors to better reflect the direction of the Company's business.


ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 15, 2006 (THE "RECORD DATE"), WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES HAVE VOTED IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

PURPOSE OF INFORMATION
----------------------
     This Information Statement, which is being mailed on or about July 7, 2006, to the holders of shares of the Common Stock, (the "Common Stock"), of Inncardio, Inc., a Utah Corporation (the "Company"), is being furnished in connection with the taking of certain corporate action pursuant to written consent by a majority of the shareholders of the Company. The shareholders have authorized a reverse split of the Company's common stock and a change of the Company's name.


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MATTERS TO BE CONSENTED TO
--------------------------

1. REVERSE SPLIT.

     The Company currently has little or no public market for its common stock. Based upon current market conditions and limited brokerage firm interest in low priced securities, management has determined that it is in the Company's best interest to effectuate a reverse split on a basis of up to 100 to 1. The recapitalization will reduce on a 100 to 1 basis the issued and outstanding shares of the Company's common stock, par value $.001 per share through a reverse split or consolidation, so that shareholders will receive one (1) share of Common Stock for every one hundred (100) shares of Common Stock now held by the shareholder. In an effort to preserve shareholders in "round lots", which is of benefit to the shareholders and the Company, no certificate below one hundred shares will be reversed and no certificate greater than one hundred shares will be reversed below one hundred shares. No fractional shares will be issued in connection with such recapitalization and only fractional shares will be rounded up to the nearest whole number. This transaction is not intended to be a "going private" transaction.

     The rights of existing shareholders will not be altered and no shareholder will be eliminated as a result of the reverse split.

2. CHANGE IN THE NAME OF THE COMPANY.

     Shareholders holding a majority of the Compan common stock have consented to give the Board of Directors authority to change the name of the Company to be determined at a later date.

     The following table represents the number of common shares after the reverse stock split that will be:

                                               (iii) Authorized but
                                               unreserved as a result of
                                               the adoption of the
(i) Issued and        (ii) Authorized and      reverse stock split
Outstanding           reserved for issuance    (total unissued)
---------------       ---------------------    -------------------------
        77,900                     20,0000                   49,922,100
---------------       ---------------------    -------------------------

     The Company currently has no definitive plans to issue the authorized but unissued shares available due to the reverse split.


                                     3

NO MEETING BEING HELD.
----------------------

     A vote or consent by a majority of shares issued is required to effect the reverse split of the Company's common stock. In other words, a vote of more than 3,972,900 can authorize the corporate action. Shareholders, Business Growth Funding, Inc., holding a majority of the shares of common stock, 3,500,000 (44%) and Eric Thatcher, sole officer and director, holding 1,000,000 (12%) shares of common stock, are in favor of the following action. Thus, proxies are not being solicited in this matter. Because shareholders representing a majority of the shares outstanding are in favor of the proposed corporate action, shareholder approval will be achieved by written consent in accordance with the corporate laws of the State of Utah. In an effort to minimize the Company's expenses, a special meeting of the shareholders is not required and will not be held because the majority shareholder and sole officer and director of the Company are in favor of the action. No solicitation of the majority shareholders shares was necessary.

NO DISSENTER'S RIGHTS OF APPRAISAL.
-----------------------------------

     The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be approved by the shareholders.

SHARE INFORMATION.
------------------

     As of the record date, June 15, 2006, there were approximately 7,790,000 shares of common stock outstanding. Each outstanding share of Common Stock is entitled to one vote.

     In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the Recapitalization and name change), to the Company's transfer agent, Colonial Stock Transfer Company, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111, and be issued in exchange therefor, one new certificate in the new name of the Company representing the Consolidated Common Stock on a 100 for 1 basis, rounded up to the nearest whole share. The Company shall pay the cost of such issuance, if presented to Colonial Stock Transfer Company, within 60 days of July 7, 2006. After 60 days from the effective date, all exchange requests must be accompanied by a check payable to Colonial Stock Transfer Company in the amount of $___ per certificate to be issued. the Company will not pay for any additional certificates requested or for the transfer of certificates into names other than those in which the certificates are in presently.
To eliminate confusion regarding the Consolidated Common Stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
---------------------------------------------------------------

     The following table sets forth certain information with respect to persons known to the Company to own beneficially more than five percent (5%) of the Company's voting securities, as of the record date, and persons who have served and/or are still serving as directors of the Company since the beginning of the last fiscal year, and the directors and officers of the Company as a group.

                                     4

                                                            Amount and
          Name and                        Position          Nature of
Title of  Address of                      with              Beneficial     Percent
Class     Beneficial Owner                Company           Ownership      of Class
--------  -----------------------------   -------------     -----------    --------
Common    Business Growth Funding, Inc.   N/A               3,500,000      44%
          P.O. Box 17863
          Salt Lake City, Utah 84117

Common    Eric Thatcher                   Dir. & Pres.      1,000,000      12%
          4764 South 900 East, #3A
          Salt Lake City, Utah 84117

          Management as a group (one)                       1,000,000      12%

CHANGES IN CONTROL.
-------------------

     The Company is currently seeking business opportunities to acquire or merge with. The Company has investigated several opportunities, but has not entered into a definitive agreement to date. Changes in the composition of the Board of Directors, as well as changes in controlling ownership of the Company's voting stock, could be possible, if not likely, in the future as the Company seeks business venture acquisitions or mergers. In the event of an acquisition or merger, the shareholders have previously authorized the Company to change its name to a name to be determined at a later date by the Board of Directors.

VOTE REQUIRED FOR APPROVAL
--------------------------

     Approval of the proposed above action requires a majority vote of the shareholders of shares as of the Record Date. Because shareholders holding a majority of the shares are in favor of the proposed actions, proxies are not being solicited in this matter and the corporate action will be approved by written shareholder consent.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, no other corporate events are taking place to be voted on.

FURTHER INFORMATION
-------------------

     The Company files annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission "SEC". These SEC filings are made available to the public from the SEC's web site at:
http://www.sec.gov.   All references to documents referred to in this
Information Statement are qualified in their entirety by reference to the complete contents of such document.

                              By Order of the Board of Directors

                              /S/ Eric Thatcher
                              -------------------------------------------
                              Eric Thatcher
                              Secretary


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